Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 15, 2020, relating to the financial statements of Greenbox POS, as of December 31, 2019 and 2018 and to all references to our firm, which is included in the Registration Statement on Form S-1 (No. 333-252576).

Certified Public Accountants

Lakewood, CO

February 16, 2021